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                                                                   Exhibit 10.39

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") is entered into as of this ____ day of October, 1999 between Edison Schools Inc., a Delaware corporation (the "Company"), and WSI Inc., a Delaware corporation ("WSI").

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company proposes to loan to WSI the amount required to permit WSI to exercise the option to purchase 600,000 shares of Series A Common Stock, $.01 par value per share, of the Company ("Series A Common Stock") pursuant to the option agreement attached hereto as Exhibit A and the option to purchase 850,000 shares of Series A Common Stock pursuant to the option agreement attached hereto as Exhibit B (the shares of Series A Common Stock acquired upon the exercise of such options shall be referred to herein as the "Shares"), and to pay related taxes; and

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, WSI desires to issue a secured promissory note to the Company to evidence such loan.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. Loan. The Company agrees to make the following loans to WSI:

                  (a) The Company shall loan an aggregate of $____________ to WSI (the "Loan"), which loan amount shall include the amount of any applicable tax withholding obligation of the Company, in exchange for the secured promissory note of WSI, in the principal amount of the Loan, in the form attached hereto as Exhibit C (the "Note"). The Loan shall be used by WSI solely to purchase the Shares and to pay federal, state and local taxes incurred by WSI or H. Christopher Whittle ("Whittle") in connection with the purchase of the Shares.

                  (b) On or about April 13, 2000, the Company shall loan to WSI (the "Tax Loan") such amount, to be mutually agreed upon by WSI and the Company, as is necessary for WSI or Whittle to pay any additional federal, state and local taxes incurred by WSI or Whittle in connection with the purchase of the Shares, which loan amount shall include the amount of any applicable tax withholding obligation of the Company, in exchange for the secured promissory note of WSI, in the principal amount of the Tax Loan, substantially in the form attached hereto as Exhibit D (the "Second Note").
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                  (c) At any time and from time to time prior to the payment in full of the Note, the Company shall loan to WSI (the "Second Tax Loan") such amount, to be mutually agreed upon by WSI and the Company, as is necessary for WSI or Whittle to pay any additional federal, state and local taxes or any tax penalties incurred by WSI or Whittle in connection with the purchase of the Shares, which loan amount shall include the amount of any applicable tax withholding obligation of the Company, in exchange for the secured promissory note of WSI, in the principal amount of the Second Tax Loan, substantially in the form attached hereto as Exhibit D (the "Third Note"); provided (i) that such additional federal, state and local taxes or tax penalties shall be assessed by the Internal Revenue Service or the tax collection authority of any state or local jurisdiction as the result of an audit, or shall be determined by any federal, state or local court, and (ii) that WSI or Whittle shall have a legal obligation to pay such additional federal, state and local taxes or tax penalties.

                  (d) WSI's obligations under the Note, the Second Note, the Third Note and this Agreement shall be recourse solely to WSI's interest in the Collateral (as defined in the Pledge Agreement).

         2. Security Interest. As set forth in the Pledge Agreement attached hereto as Exhibit E (the "Pledge Agreement"), WSI hereby grants to the Company a security interest in the Shares to secure the payment and performance of the Note and, if and when issued by WSI, the Second Note and the Third Note.

         3. Investment Representations. WSI represents, warrants and covenants as follows:

                  (a) WSI is purchasing the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

                  (b) WSI has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company.

                  (c) WSI has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

                  (d) WSI can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.


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                  (e) WSI understands that (i) the Shares have not been
registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144"); (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Series A Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with.

                  (f) A legend substantially in the following form will be placed on the certificate(s) representing the Shares:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

         4. Certain Requirements under Rule 144. WSI acknowledges that, as set forth in paragraph (d) of Rule 144, certain holding period requirements relating to the Note and, if issued by WSI, the Second Note and the Third Note must be satisfied prior to the sale of the Shares by WSI pursuant to Rule 144.

         5. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service, personal delivery or facsimile (provided that "answer back" confirmation is received by the sender of the facsimile):

                  (a)      if to the Company:

                           Edison Schools Inc.
                           521 Fifth Avenue, 15th Floor
                           New York, NY 10175
                           Facsimile: (212) 419-1604
                           Attn:  General Counsel

                  with a copy to:

                           Hale and Dorr LLP
                           1455 Pennsylvania Ave., N.W.
                           Washington, DC 20004-1008
                           Facsimile: (202) 942-8484


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                           Attn: David Sylvester, Esq.


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                  (b)      if to WSI:

                           WSI Inc.
                           First Tennessee Plaza
                           800 South Gay Street, Suite 1230
                           Knoxville, TN 37929
                           Facsimile: (423) 546-1090
                           Attn: President

                  with a copy to:

                           Hale and Dorr LLP
                           1455 Pennsylvania Ave., N.W.
                           Washington, DC 20004-1008
                           Facsimile: (202) 942-8484
                           Attn: David Sylvester, Esq.

         All such notices and communications shall be deemed to have been duly given (a) when delivered by hand, if personally delivered, (b) when delivered by courier, if delivered by commercial overnight courier service, (c) when mailed, five business days after being deposited in the mail, postage prepaid, or (d) when transmitted, if sent by facsimile. Any party may, from time to time, change its address by sending a notice with the new address in accordance with the provisions of this Section 5.

         6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. WSI may not assign any of its rights under this Agreement without the written consent of the Company. The Company may assign any of its rights under this Agreement without the written consent of WSI. No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         7. Amendment and Waiver.

                  (a) No failure or delay on the part of WSI or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective (i) only if it is made or given in writing and signed by WSI and the Company and (ii) only in


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the specific instance and for the specific purpose for which made or given.
Except where notice is specifically required by this Agreement, no notice to or demand on any party in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

         8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

         9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such state.

         11. Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 5, such service to become effective 10 days after such mailing.

         12. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

         13. Entire Agreement. This Agreement, together with the Exhibits hereto, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein. This Agreement, together with the Exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         14. Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any


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governmental authority or any other person or entity) as may be reasonably required to carry out or to perform the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                                   EDISON SCHOOLS INC.


                                   By:      ______________________________
                                            Name:
                                            Title:


                                   WSI INC.


                                   By:      ______________________________
                                            Name:
                                            Title:


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